Exhibit 3.2

~~THIRD~~ FOURTH AMENDED AND RESTATED BY-LAWS

OF

UNITIL CORPORATION

ARTICLE I ◆ STOCKHOLDERS‘ MEETINGS

The annual meeting of the stockholders of Unitil Corporation shall be held on ~~a~~such date ~~within the last two weeks of April of each year~~ as a majority of the Board of Directors, in their discretion, shall determine ~~annually~~; and special meetings of the stockholders shall be held whenever the ~~Chairman~~Chair of the Board of Directors~~, the President~~ or a majority of the Board of Directors, in their discretion, shall order the same~~, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is to be called~~.

All such meetings, both annual and special, may be held at such time and in such place within or without The State of New Hampshire as the call therefor shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than ten (10) nor more than sixty (60) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings or as provided by statute. Any election had or business done at any special meeting shall be as valid and effectual as of had or done at a meeting called as an annual meeting and duly held on said date.

At any meeting, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum but less than a quorum may adjourn the meeting, either sine die or to a date certain.

At any meeting, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights registered in his, her or its name on the books of the Corporation. A stockholder may vote through a proxy authorized by a written instrument signed by the stockholder or by his, her or its duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution.

ARTICLE II ◆ ADVANCE NOTICE OF STOCKHOLDER PROPOSED BUSINESS

At an annual meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder.

Effective as of ~~December 12, 2013~~April 29, 2020

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article ~~IV~~V of these By-Laws), the stockholder intending to propose the business (the “Proponent”) must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a Proponent’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Proponent in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs (for purposes of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In no event shall any adjournment or postponement of an annual meeting commence a new time period for the giving of a Proponent’s notice as described above. Public notice shall be deemed to have been given more than 90 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date.

A Proponent’s notice to the Secretary shall set forth as to each matter the Proponent proposes to bring before the annual meeting; (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the Proponent, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books; (c) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by any holder of record of the Proponent’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (d) any material interest of the Proponent in such business; (e) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (f) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, convertible securities, warrants, stock appreciation rights, and borrowed or loaned shares), whether or not settled in any class of or series of stock of the Corporation or otherwise, that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the direct or indirect effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of the Corporation (collectively, “Derivative Instruments”) (including, without limitation, any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by an entity in which such Proponent is a partner, shareholder or other owner and any performance-related fees that such Proponent is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments), and a representation that the Proponent will notify the Corporation in writing of any such Derivative Instruments in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly

Effective as of ~~December 12, 2013~~April 29, 2020

disclosed; (g) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business; and (h) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in Articles I and II or, in the case of the nomination of a person for election as a director, Articles III and ~~IV~~V; provided, however, that nothing in this Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures. Unless otherwise required by law, if a Proponent intending to propose business at an annual meeting pursuant to this Article II does not provide the information required under subparagraphs (c) through (h) of the preceding paragraph to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The ~~chairman~~chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and if the ~~chairman~~chair of the annual meeting should so determine, the ~~chairman~~chair of the annual meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The requirements of this Article II shall apply to any business to be brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article ~~IV~~V of these By-Laws) whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Article II are included to provide the Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in accordance with, Rule 14a-8 under the Exchange Act.

ARTICLE III ◆ BOARD OF DIRECTORS

The property, business and affairs of the Corporation shall be managed by a Board of Directors, and they are hereby vested in such management with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws or the statutes of The State of New Hampshire.

The Corporation shall have such number of Directors as shall be fixed by the Board of Directors from time to time, provided, that such number shall be not less than nine (9) nor more than fifteen (15). The Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible as determined by the Board of Directors, with their respective terms of office arranged so that the term of office of one class expires in each year. The Directors comprising each class shall be elected by ballot for a term of three (3) years, or in the event that a Director is being elected to a class the term of office of which expires in less than three (3) years, then for the remaining term of such class, and until their successors are elected and qualified.

Effective as of ~~December 12, 2013~~April 29, 2020

Any vacancy occurring in the Board, whether due to the death, resignation or other inability to serve of any Director previously elected, or due to an increase in the number of Directors comprising the Board, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. In the event that the number of Directors comprising the Board is increased by the Board and directorships created thereby filled by the Board, then the Directors so elected by the Board shall be assigned by the Board to each class in such manner so that the number of Directors comprising each class is as nearly equal as possible, and each such Director elected by the Board shall serve until the next meeting of shareholders at which Directors are elected and until his or her successor is elected and qualified.

The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

~~They~~The Directors shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of certificates of stock and of the corporate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

Meetings of the Board of Directors may be held at any time and place within The State of New Hampshire or elsewhere within the United States on notice of the Secretary, who may and on request of the ~~Chairman~~Chair of the Board of Directors~~, the President~~ or any two Directors shall call any such meeting, twenty-five hours notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person or participating therein, or if the members who are absent waive notice by a signed written instrument filed with the records of the meeting or assent in writing to the action taken or to be taken.

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at or participating in any meeting, a majority of the members in attendance thereat or participating therein shall decide any question brought before such meeting, unless otherwise required by statute, the Articles of Incorporation or these By-Laws.

Members of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors as shall be fixed from time to time by vote of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in connection with attendance at meetings thereof. The compensation of Directors may be on such basis as shall be determined in the vote of the Board relating thereto.

ARTICLE IV ◆ CHAIR OF THE BOARD OF DIRECTORS

The Chair of the Board of Directors shall be chosen from among the members of the Board of Directors. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and all meetings of stockholders when present. The Chair of the Board of Directors shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE V ◆ NOMINATION OF DIRECTORS

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders by the Board of Directors or by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this Article ~~IV~~V.

Nominations by stockholders shall be made pursuant to timely written notice to the Secretary of the Corporation. To be timely, such notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Public notice shall be deemed to have been given more than 90 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date.

The written notice of the stockholder intending to make the nomination (the “Nomination Proponent”) shall set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee; (iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by this Article ~~IV~~V; (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission; and (vi) as to the Nomination Proponent (a) the name and address of the Nomination Proponent, and of any holder of record of the Nomination Proponent’s shares as they appear on the Corporation’s books, (b) the class and number of shares of the Corporation which are owned by the Nomination Proponent (beneficially and of record) and owned by any holder of record of the Nomination Proponent’s shares, as of the date of the Nomination Proponent’s notice, and a representation that the Nomination Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (c) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Nomination Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Nomination Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (d) a description of any Derivative Instruments that has been entered into as of the date of the Nomination Proponent’s notice by, or on behalf of, the Nomination Proponent or any of its affiliates or associates (including, without limitation, any proportionate interest in shares of the Corporation or

Effective as of ~~December 12, 2013~~April 29, 2020

Derivative Instruments held, directly or indirectly, by an entity in which such Nomination Proponent is a partner, shareholder or other owner and any performance-related fees that such Nomination Proponent is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments), and a representation that the Nomination Proponent will notify the Corporation in writing of any such Derivative Instruments in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a representation that the Nomination Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (f) a representation whether the Nomination Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. If the ~~chairman~~chair of the meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these By-Laws, such nomination shall be void.

Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Nomination Proponent intending to make a nomination at an annual meeting pursuant to this Article ~~IV~~V does not provide the information required under clauses (b) through (f) of subparagraph (vi) of the preceding paragraph to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Nomination Proponent (or a qualified representative of the Nomination Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article ~~IV~~V) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE ~~V~~VI ◆ COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors, by vote or votes duly adopted, may appoint such committees as said Board may deem appropriate. Each committee shall consist of three (3) or more members of the Board of Directors and shall have and may exercise such powers and authority as shall be conferred or authorized

Effective as of ~~December 12, 2013~~April 29, 2020

by the vote(s) establishing it. The existence of any committee may be terminated, or its powers and authority modified, at any time by vote of the Board of Directors. Members of each committee shall be entitled to receive a fee for attendance at meetings thereof as shall be provided or authorized by the vote(s) establishing it, and all members of each committee shall be entitled to reimbursement for expenses incurred in connection with attendance at meetings thereof.

Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless otherwise determined by the Board of Directors, each committee may appoint a ~~chairman~~chair and a secretary and such other officers of the committee as it may deem advisable and may determine (a) the time and place of holding each meeting thereof, (b) the notice of meetings to be given to members and (c) all other procedural questions which may arise in connection with the work of such committee.

ARTICLE ~~VI~~VII ◆ OFFICERS

The officers of the Corporation shall be a ~~Chairman of the Board of Directors~~Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meeting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his or her office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his or her successor shall have been chosen and qualified, or until his or her death, resignation or removal.

Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE ~~VII ◆ CHAIRMAN OF THE BOARD OF DIRECTORS & PRESIDENT~~ VIII ◆ CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be appointed by the Board of Directors.

The Chief Executive Officer, subject to the control of the Board of Directors, shall have (i) general supervision, direction, and control over the business of the Corporation and over its officers, (ii) such duties and powers as may be prescribed by law, set forth in these By-Laws, or usually incident to such office, and (iii) such duties and powers as may be from time to time assigned to the Chief Executive Officer by the Board of Directors.

The Chief Executive Officer may serve as a member of the Board of Directors or as Chair of the Board of Directors, as the Board of Directors may from time to time designate in its sole discretion.

The Chief Executive Officer may hold the position of President, as the Board of Directors may from time to time designate in its sole discretion.

In case of the death, absence or inability to act of the Chief Executive Officer, the President, and all Vice Presidents, the Board of Directors may appoint a Chief Executive Officer pro tempore, who may exercise any or all of the powers of the Chief Executive Officer subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE IX ◆ PRESIDENT

The ~~Chairman of~~President shall be appointed by the Board of Directors ~~and the President shall be chosen from among the members of the Board of Directors~~.

~~The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to its Board of Directors, shall exercise general supervision of its affairs. He shall preside at all meetings of the stockholders and of the Directors when present.~~

The President, subject to the control of the Board of Directors and ~~its Chairman, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the~~the Chief Executive Officer, shall have (i) such duties and powers as may be prescribed by law, set forth in these By-Laws, or usually incident to such office and (ii) such duties and powers as may be from time to time assigned to the President by the Board of Directors or delegated to the President by the Chief Executive Officer.

In case of the death, absence or inability to act of the Chief Executive Officer, the President may exercise any or all of the powers of the Chief Executive Officer, subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose.

The President may serve as a member of the Board of Directors or as Chair of the Board of Directors, as the Board of Directors may from time to time designate in its sole discretion.

The President may hold the position of Chief Executive Officer, as the Board of Directors may from time to time designate in its sole discretion.

In case of the death, absence or inability to act of the Chief Executive Officer, the President, and all Vice Presidents, the Board of Directors may appoint a President pro tempore, who may exercise any or all of the powers of the President, subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose.

~~In the absence of the Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the President and all the Vice Presidents, a President pro tempore shall be chosen.~~

ARTICLE ~~VIII~~ X ◆ VICE PRESIDENTS

Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Board of Directors shall from time to time designate.

In case of the death, absence or inability to act of the Chief Executive Officer or the President, any Vice President or Vice Presidents designated by the Board of Directors may exercise any or all of the powers of the Chief Executive Officer or the President, respectively, subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose.

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE ~~IX~~XI ◆ SECRETARY

The Secretary, who shall be sworn, shall be the Secretary of the Corporation and shall have custody of the corporate seal; and shall attend all meetings of the Board of Directors and the stockholders, keep accurate records thereof and perform all other duties incident to such office.

In case of the death, absence or inability to act of the Secretary ~~from any of such meetings, a Secretary pro tempore shall be chosen~~, the Board of Directors may appoint an Assistant Secretary or a Secretary pro tempore, who may exercise any or all of the powers of the Secretary, subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose.

ARTICLE ~~X~~XII ◆ TREASURER

The Treasurer shall be responsible for the transfer of all of the capital stock of the Corporation, shall have custody of all the moneys, funds and valuable papers and documents of the Corporation. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors.

The Treasurer shall cause all the funds of the Corporation to be deposited in such bank or banks as the Directors may authorize or designate to the credit of the Corporation in its corporate name. He or she shall have power to endorse for deposit or collection all checks, drafts, notes or other obligations for the payment of money on behalf of the Corporation or its order.

Except as the Directors may otherwise order or approve, all checks, drafts, notes or other obligations for the payment of money on behalf of the Corporations shall be signed by the Treasurer or, in case of his or her absence or inability to act, by an Assistant Treasurer or other designee appointed by the Board of Directors. When signed by an Assistant Treasurer or such other designee, however, they shall require as a condition precedent to their validity countersignature by such officer or agent as the Board of Directors may by vote direct, except that dividend checks shall not require any countersignature.

The Treasurer shall cause accurate books of account of the Corporation’s transactions to be kept, which books shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors. He or she shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

The Treasurer shall cause notes to be issued and drafts to be accepted on behalf of the Corporation only when authorized thereto by the Board of Directors.

In case of the death, absence or inability to act of the Treasurer, an Assistant Treasurer may be appointed by the Directors to have the authority to exercise any or all of the powers of the Treasurer, subject to the limitations expressed in Article VII hereof and such further limitations as the Board of Directors may impose.

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE ~~XI~~XIII ◆ INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s having served as, or by reason of the person’s alleged acts or omissions while serving as a director, officer, employee or agent of the Corporation, or while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he ~~reasonable~~or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the New Hampshire Business Corporation Act (“the Act”).

Any indemnification under this Article shall be made by the Corporation with respect to Directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the Act, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the Act.

The right of indemnification arising under this Article is adopted for the purpose of inducing persons to serve and to continue to serve the Corporation without concern that their service may expose them to personal financial harm. It shall be broadly construed, applied and implemented in light of this purpose. It shall not be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor shall it be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of The State of New Hampshire. The provisions of this Article are separable, and, if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any other right of indemnification existing under this Article or otherwise. As used herein, the term “person” includes heirs, executors, administrators or other legal representatives. As used herein, the terms “Director” and “officer” include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Corporation as directors, officers or trustees of another organization in which the Corporation has any direct or indirect interest as a shareholder, creditor or otherwise.

The Corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the Corporation or any of its subsidiaries, or who was or is serving at the request of the Corporation as a fiduciary of any employee benefit plan of the Corporation or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Act. The obligation to indemnify and reimburse such person under this Article, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE ~~XII~~XIV ◆ CERTIFICATES OF STOCK

Each stockholder shall be entitled to ~~a certificate representing~~documentation of the shares of the capital stock of the Corporation owned by him~~, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of~~ or her. Shares of the Corporation’s stock may but need not be represented by certificates, as provided under the New Hampshire Business Corporation Act. The stock certificates of the Corporation shall be signed by the ~~Chairman or Vice Chairman of the Board of Directors or by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the corporate seal. Such seal~~Chief Executive Officer, the President or a Vice President, the Treasurer or the Secretary, shall represent the number of shares and the class or series thereof owned by the stockholder, and shall bear the corporate seal, which may be a facsimile, engraved or printed. ~~When any such certificate is manually signed by a transfer agent and/or a registrar, the signatures of the duly authorized officers of the Corporation upon such~~ Any or all of the signatures on the certificate may be facsimiles, engraved or printed. In ~~case~~the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent, or registrar before ~~the~~such certificate is issued, it may be issued ~~by the Corporation~~ with the same effect as if such ~~officer had not ceased to be such at the time~~person were such officer, transfer agent, or registrar at the date of ~~its~~ issue. Stock certificates of the Corporation shall be in such form as provided by the Act and approved by the Board of Directors.

Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his, her or its duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate if such shares are certificated. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

In case of ~~the loss of~~ a lost, stolen or destroyed certificate, a duplicate may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such reasonable terms as the Board of Directors shall prescribe~~.~~ (which may include, without limitation, the making of an affidavit of that fact and the posting of a surety bond by the stockholder making said claim).

The Board of Directors may appoint one or more transfer agents and registrars and may require all ~~certificated~~certificates representing shares of the Corporation’s stock to bear the signature or signatures of any of them.

ARTICLE ~~XIII~~XV ◆ CLOSING OF TRANSFER BOOKS

The transfer books of the Corporation may be closed for not exceeding fifteen (15) days next prior to any meeting of the stockholders, and at such other times and for such reasonable periods as may be determined by the Board of Directors. However, in the event dividends are declared, the stock transfer books of the Corporation will not be closed but record dates will be fixed by the Board of Directors, upon which the Corporation’s transfer agent will take a record of all stockholders entitled to the dividends so declared without actually closing the books for transfers of stock of the Corporation.

Effective as of ~~December 12, 2013~~April 29, 2020

ARTICLE ~~XIV~~XVI ◆ FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE ~~XV~~XVII ◆ AMENDMENTS

These By-Laws may, upon notice, be altered, amended or repealed at any meeting of the stockholders by vote of the holders of a majority or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided by statute, a majority of the Board of Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by statute or by the Articles of Incorporation requires action by the stockholders.

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Effective as of ~~December 12, 2013~~April 29, 2020